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Exhibit 10.11

RESTRICTED STOCK AGREEMENT

        THIS RESTRICTED STOCK AGREEMENT (this "Agreement") is made as of March 27, 2006 (the "Grant Date"), by Cellu Paper Holdings, Inc., a Delaware corporation, (the "Company") and Diane Scheu (the "Participant").

        WHEREAS, the Company has adopted the Cellu Paper Holdings, Inc. 2001 Stock Incentive Plan (the "Plan"), pursuant to which the Company may grant shares of the Company's common stock, par value $0.01 per share (the "Common Stock") which are restricted as to transfer;

        WHEREAS, the Company desires to grant to the Participant shares of restricted Common Stock on the terms and conditions provided for herein; and

        NOW, THEREFORE, the Company and the Participant agree as follows:

        1.    Grant of Shares.    Subject to the restrictions, terms and conditions of this Agreement, the Plan and the Stockholders Agreement, dated as of September 28, 2001, among the Company, Charterhouse Equity Partners III, L.P., Chef Nominees Limited, WAHYAM Capital, LLC and the other parties listed therein (the "Stockholders Agreement"), the Company hereby grants to the Participant 170.65 shares of Common Stock. The purchase price for the shares of Common Stock is zero. Pursuant to Sections 2 and 3 hereof, the shares of Common Stock are subject to certain restrictions, which restrictions relate to the passage of time as an employee of the Company. While such restrictions are in effect, the shares of Common Stock subject to such restrictions shall be referred to herein as "Restricted Stock."

        2.    Restrictions on Transfer.    The Participant shall not sell, transfer, pledge, hypothecate, assign, exchange or otherwise dispose of the Restricted Stock, except as set forth in the Plan or this Agreement. Any attempted sale, transfer, pledge, hypothecation, assignment, exchange or other disposition of the Restricted Stock in violation of the Plan or this Agreement shall be void and of no effect and the Company shall have the right to disregard the same on its books and records and to issue "stop transfer" instructions to its transfer agent.

        3.    Restricted Stock.

        3.1.    Retention of Certificates.    Promptly after the Grant Date, the Company shall issue stock certificates representing the Restricted Stock. The stock certificates shall be registered in the Participant's name and shall bear any legend required by the Plan or this Agreement. Such stock certificates shall be held in custody by the Company (or its designated agent) until the restrictions thereon shall have lapsed. Upon the Company's request, the Participant shall deliver to the Company a duly signed stock power, endorsed in blank, relating to the Restricted Stock. If (a) the Participant receives a stock dividend on the Restricted Stock, (b) the shares of Common Stock are split, or (c) the Participant receives any other shares, securities, moneys or property representing a dividend on the Restricted Stock (other than regular cash dividends on and after the Grant Date), or representing a distribution or return of capital upon or in respect of, the Restricted Stock or any part thereof, or resulting from a split-up, reclassification or other like changes of the Restricted Stock, or otherwise received in exchange therefore, and any warrants, rights or options issued to the Participant in respect of the Restricted Stock (collectively "RS Property"), the Participant shall immediately deposit with and deliver to the Company any of such RS Property, including any certificates representing shares duly endorsed in blank or accompanied by stock powers duly endorsed in blank, and such RS Property shall be subject to the same restrictions, including that of this Section 3.1, as the Restricted Stock with regard to which they are issued and shall herein be encompassed within the term "Restricted Stock."

        3.2.    Rights with Regard to Restricted Stock.    The Participant will have the right to vote the Restricted Stock, to receive and retain all cash dividends payable to holders of shares of Common Stock of record on and after the Grant Date (although such dividends shall be treated, to the extent required by applicable law, as additional compensation for tax purposes if paid on Restricted Stock), and to exercise all other rights, powers and privileges of a holder of shares of Common Stock with respect to the Restricted Stock set forth in the Plan, with the exceptions that:

          (a)   the Participant will not be entitled to delivery of the stock certificate or certificates representing the shares of Common Stock until the Restriction Period (as defined below) shall have expired;

          (b)   the Company (or its designated agent) will retain custody of the stock certificate or certificates representing the Restricted Stock and the other RS Property during the Restriction Period;

          (c)   no RS Property shall bear interest or be segregated in separate accounts during the Restriction Period;

          (d)   the Participant may not sell, transfer, pledge, hypothecate, assign, exchange or otherwise dispose of the Restricted Stock during the Restriction Period; and

          (e)   all stock dividends and other non-cash distributions with respect to the Restricted Stock will be RS Property, as provided in Section 3.1, and held by the Company until the Restricted Stock becomes vested, if at all, in accordance with Section 3.3(a).

For purposes of this Agreement, the "Restriction Period" for the Restricted Stock means the period commencing on the Grant Date and ending at the close of business on the date the Restricted Stock becomes vested.

        3.3.    Vesting.

          (a)   The Restricted Stock shall become vested and cease to be Restricted Stock (but shall remain subject to the terms of this Agreement and the Plan) as follows if the Participant has been continuously employed by the Company or a Subsidiary until such date:

Vesting Date	Percentage Vested/ Number of Shares Vested
1st Anniversary of Grant Date	33.33%/56.88
2nd Anniversary of Grant Date	33.33%/56.88
3rd Anniversary of Grant Date	33.34%/56.89

        There shall be no proportionate or partial vesting in the periods prior to the applicable vesting dates and all vesting shall occur only on the appropriate vesting date.

        Notwithstanding the foregoing, any Restricted Stock outstanding at the time of a Change in Control shall become vested and cease to be Restricted Stock (but shall remain subject to the terms of this Agreement and the Plan).

          (b)   When the Restricted Stock becomes vested, the Company shall promptly issue and deliver to the Participant a new stock certificate registered in the name of the Participant for such shares of Common Stock without the legend set forth in Section 4.1 hereof and deliver to the Participant any related other RS Property, subject to applicable federal, state and local tax withholding. The Participant shall be permitted to transfer the shares of Common Stock following the expiration of the Restriction Period, to the extent permitted by applicable law, subject to the terms and conditions of the Stockholders Agreement.

          (c)   The delivery of any certificate representing the Restricted Stock or other RS Property may be postponed by the Company for such period as may be required for it to comply with any applicable federal or state securities law or any national securities exchange listing requirements and the Company is not obligated to issue or deliver any securities if, in the opinion of counsel for the Company, the issuance of such shares of Common Stock shall constitute a violation by the

  Participant or the Company of any provisions of any law or of any regulations of any governmental authority or any national securities exchange.

        3.4.    Forfeiture.    The Participant shall forfeit to the Company, without compensation, any and all Restricted Stock and RS Property upon the Participant's termination of employment with the Company and its subsidiaries during the Restriction Period for any reason.

        4.    Legends.

          4.1.  All certificates or instruments representing Restricted Stock shall bear a legend in substantially the following form:

    "This certificate and the shares of stock represented hereby are subject to the terms and conditions, including forfeiture provisions and restrictions against transfer, contained in the Cellu Paper Holdings, Inc. 2001 Stock Incentive Plan and an agreement entered into between the registered owner and the Company. Any attempt to dispose of these shares in contravention of the Restrictions, including by way of sale, assignment, transfer, pledge, hypothecation or otherwise, shall be null and void and without effect."

          4.2.  All certificates evidencing Shares shall bear any legend required by the Stockholders Agreement.

        5.    Representations and Warranties of Participant.

        In connection with the issuance and acquisition of shares of Common Stock, the Participant hereby represents and warrants to the Company as follows:

          5.1.  The Participant is acquiring and will hold the shares of Common Stock for investment for his account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act") or other applicable securities laws.

          5.2.  The Participant understands that the shares of Common Stock have not been registered under the Securities Act or other applicable securities laws, on the ground that no distribution or public offering of the shares of Common Stock is to be effected (it being understood, however, that the shares of Common Stock are being issued and sold in reliance on the exemption provided under Rule 701 under the Securities Act), and that the shares of Common Stock must be held indefinitely, unless they are subsequently registered under the applicable securities laws or the Participant obtains an opinion of counsel (in the form and substance satisfactory to the Company and its counsel) that registration is not required. In connection with the foregoing, the Company is relying in part on the Participant's representations set forth in this Section. The Participant further acknowledges and understands that the Company is under no obligation hereunder to register the shares of Common Stock.

          5.3.  The Participant is aware of the adoption of Rule 144 by the Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions. The Participant acknowledges that he is familiar with the conditions for resale set forth in Rule 144 and acknowledges and understands that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future.

          5.4.  The Participant will not sell, transfer or otherwise dispose of the shares of Common Stock in violation of the Plan, this Agreement, the Securities Act (or the rules and regulations promulgated thereunder) or under any other applicable securities laws. The Participant is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

          5.5.  The Participant has been furnished with, and has had access to, such information as he considers necessary or appropriate for deciding whether to invest in the shares of Common Stock, and the Participant has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the shares of Common Stock.

          5.6.  The Participant is aware that his investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. The Participant is able, without impairing his financial condition, to hold the shares of Common Stock for an indefinite period.

        6.    Taxes: Section 83(b) Election.

          6.1.  The Participant agrees that, subject to Section 6.2 below, (a) no later than the date on which any Restricted Stock shall have become vested and prior to the delivery of such stock certificates, the Participant will pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock which shall have become so vested and (b) the Company shall, to the extent permitted by law, have the right to (but not be obligated to) deduct from any payment of any kind (including shares of Common Stock hereunder) otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock which shall have become so vested.

          6.2.  If the Participant properly elects (as required by Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code")) within 30 days after the issuance of the Restricted Stock to include in gross income for federal income tax purposes in the year of issuance the fair market value of such Restricted Stock, the Participant shall pay to the Company or make arrangements satisfactory to the Company to pay to the Company upon such election, any federal, state or local taxes required to be withheld with respect to the Restricted Stock. If the Participant shall fail to make such payment, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock. THE PARTICIPANT SHOULD CONSULT WITH HIS TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES OF ACQUIRING THE SHARES OF COMMON STOCK AND THE ADVANTAGES AND DISADVANTAGES OF FILING THE SECTION 83(B) ELECTION. THE PARTICIPANT ACKNOWLEDGES THAT IT IS HIS SOLE RESPONSIBILITY, AND NOT THE EMPLOYER'S, TO FILE A TIMELY ELECTION UNDER SECTION 83(B) OF THE CODE.

          6.3.  Notwithstanding anything herein to the contrary, if the Participant timely makes a Section 83(b) election, the Company shall pay to the Participant an additional amount (the "Gross-Up Payment") to fully gross up the Participant for the amount included in gross income for income tax purposes as a result of making of a Section 83(b) election or the payment of the Gross-Up Payment.

        7.    Not an Employment Agreement.    The issuance of the Shares hereunder does not constitute an agreement by the Company to continue to employ the Participant during the entire, or any portion of, the term of this Agreement, including but not limited to any period during which the Restricted Stock is outstanding.

        8.    Power of Attorney.    The Company, its successors and assigns, is hereby appointed the attorney-in-fact, with full power of substitution, of the Participant for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which such attorney-in-fact may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. In connection with actions permitted under the terms of this Agreement (including Sections 3.4 and 6), the Company, as attorney-in-fact for the Participant, may in the name and stead of the Participant, make and execute all conveyances, assignments and transfers of the Restricted Stock, Shares and property provided for herein, and the Participant hereby ratifies and confirms all that the Company, as said attorney-in-fact, shall do in good faith by virtue hereof. Nevertheless, the Participant shall, if so requested by the Company, execute and deliver to the Company all such instruments as may, in the judgment of the Company, be advisable for such purpose.

        9.    Miscellaneous.

          9.1.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

          9.2.  No modification or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the party against whom it is sought to be enforced.

          9.3.  This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one contract.

          9.4.  The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.

          9.5.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

          9.6.  The Company shall pay all fees and expenses necessarily incurred by the Company in connection with this Agreement.

          9.7.  All notices, consents, requests, approvals, instructions and other communications provided for herein shall be in writing and validly given or made (i) on the date of delivery if delivered by hand, (ii) on the date of transmission, if delivered by confirmed facsimile, (iii) on the first business day following the date of deposit if delivered by guaranteed overnight delivery service, or (iv) on the fourth business day following the date delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

      If to the Participant:

      At the address (or to the facsimile number) then shown
      on the records of the Company

      If to the Company:

      Cellu Paper Holdings, Inc.
      3442 Francis Road
      Suite 220
      Alpharetta, GA 30004-5932
      Attention: Secretary

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

        9.8.  This Agreement and the award hereunder are subject to all of the restrictions, terms and provisions of the Plan and the Stockholders Agreement which are incorporated herein by reference. In the event of an inconsistency between any provision of the Plan and this Agreement, the terms of the Plan shall control. The capitalized terms in this Agreement that are not otherwise defined shall have the same meaning as set forth in the Plan.

        9.9.  By executing this Agreement within 60 days after the day and year first written above, the award of Restricted Stock shall be accepted by the Participant.

        9.10. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without regard to its conflicts of law principles.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

CELLU PAPER HOLDINGS, INC.
By	/s/ RUSSELL TAYLOR Title: President/CEO
/s/ DIANNE SCHEU Dianne Scheu

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  Exhibit 10.11
RESTRICTED STOCK AGREEMENT